UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                       December 18, 2013

JAVELIN Mortgage Investment Corp.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35673	45-5517523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 18, 2013, JAVELIN Mortgage Investment Corp. (“JAVELIN”) announced that it expects to pay a monthly cash dividend rate of $0.15 to holders of JAVELIN common stock for each month in 2014, as set forth below:

Holder of Record Date	Payment Date

January 15, 2014	January 30, 2014
February 14, 2014	February 27, 2014
March 17, 2014	March 28, 2014
April 15, 2014	April 29, 2014
May 15, 2014	May 29, 2014
June 16, 2014	June 27, 2014
July 15, 2014	July 30, 2014
August 15, 2014	August 29, 2014
September 15, 2014	September 29, 2014
October 15, 2014	October 30, 2014
November 17, 2014	November 26, 2014
December 15, 2014	December 30, 2014

A copy of JAVELIN's press release announcing the expected dividends is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release announcing expected 2014 common stock dividends, dated December 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2013

JAVELIN MORTGAGE INVESTMENT CORP.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing expected 2014 common stock dividends, dated December 18, 2013